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                                                                    EXHIBIT 5(a)


PAUL R. WATKINS (1899-1973)          LATHAM & WATKINS
  DANA LATHAM (1898-1974)           ATTORNEYS AT LAW
                                53rd AT THIRD, SUITE 1000
                                    885 THIRD AVENUE
                               NEW YORK, NEW YORK 10022-4802
                                 TELEPHONE (212) 906-1200
                                     FAX (212)751-4864

                                     -----------------






                                 April 7, 2000




Books-A-Million, Inc.
402 Industrial Lane
Birmingham, Alabama 35221


         Re: Registration Statement on Form S-8 with respect to 300,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

         In connection with the registration by Books-A-Million, Inc. (the "Company") of 300,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the Books-A-Million, Inc. 1999 Amended and Restated Employee Stock Option Plan and the Books-A-Million 401(k) Profit Sharing Plan (collectively, the "Plans") on a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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LATHAM & WATKINS
Books-A-Million, Inc.
April 7, 2000
Page 2


         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agency within any state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon exercise of the options for such Shares and payment of the exercise price therefor as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     /s/ LATHAM & WATKINS